OPTION & LICENSE AGREEMENT


1. INTRODUCTION

     THIS AGREEMENT is between the UNIVERSITY OF SOUTHERN CALIFORNIA (hereinafter USC), a California nonprofit corporation with its principal place of business at University Park, Los Angeles, California 90089, and PerArdua Investors, L.P., a California limited partnership, with its principal place of business at One Embarcadero Center, Suite 1200, San Francisco, California 94111, (hereinafter Licensee).

     WHEREAS USC warrants that it is the owner and that it has the right to exclusively license those inventions which are the subject matter of the patents and patent applications listed in Appendix A and of which the inventors are Dr. Charles McKenna of USC (hereinafter Inventors);

     WHEREAS Licensee desires to obtain an exclusive license in the defined FIELD OF USE to manufacture and market products utilizing the inventions as hereinafter defined;

     WHEREAS, USC is willing to grant a worldwide, exclusive license in the defined FIELD OF USE to Licensee subject to the terms, conditions, limitations, and restrictions set forth below;

     NOW, THEREFORE, in consideration of the covanants herein contained, the parties agree as follows:

2. DEFINITIONS

     For all purposes of this Agreement the following terms shall have the meanings specified below:

     a. The term "PATENT" or "PATENTS" shall mean any and all patents and patents applications listed in Appendix A (Appendix A may be added to from time to time by USC and USC shall notify Licensee of any such additions), any and all patents issued thereon or any continuation, division, extensions or reissue thereof, and any and all foreign patents issuing from any application filed which corresponds to claims contained in any of the foregoing patents or applications.

     b. "PRODUCT" or "PRODUCTS" shall mean any article, composition, apparatus, substance, chemical, material, method or service which is made, used or sold by Licensee which:

         i. is covered in whole by one or more pending or unexpired claims contained in a PATENT in the country in which the PRODUCT(S) is made, used or sold;





         ii. is manufactured using a method or process which is covered in whole by one or more pending or unexpired claims contained in a PATENT in the country in which (a) the PRODUCT(S) is made, used, or sold, or (b) the method or process is used, or sold;

         iii. the use of which is covered in whole by one or more pending or unexpired claims contained in a PATENT in the country in which (a) the PRODUCT(S) is made, used, or sold, or (b) the method or process is used or sold;

         iv. incorporates technology transferred to Licensee pursuant to the confidential disclosure agreement dated November 1993 between USC and Licensee.

         A PRODUCT is covered by a pending or unexpired claim of a PATENT if in the course of manufacture, use or sale, it would, in the absence of this Agreement, infringe one or more claims of the PATENT which has not been held invalid by a court from which no appeal can be taken.

     c. "FIELD OF USE" shall mean the use of thiophosphonoformic acid (TPFA) and derivatives thereof for treatment of infection by Cytomegalovirus (CMV) and other viral infections.

     d. "NET SALES PRICE" shall mean the gross billing price of any PRODUCT received Licensee or its SUBLICENSEE for the sale or distribution of any PRODUCT, less the following amounts actually paid by Licensee or SUBLICENSEE:

         i. discounts allowed;

         ii. returns;

         iii. transportation charges or allowances

         iv. packing and transportation packing material costs (not including product containers or product packing containers as manufactured by the Company);

         v. customs and duties charges; and

         vi.sales, transfer and other excise taxes or other governmental charges levied on or measured by the sales but no franchise or income tax of any kind whatsoever.

     Every commercial use or disposition of any PRODUCT, in addition to a bona fide sale to a customer, shall be considered a sale of such a PRODUCT, except for promotional distributions, humanitarian uses which are uncompensated, and products provided for testing of trial purposes. The NET SALES PRICE, in the case of a use or disposition other than a bona fide sale, shall be equivalent to the then payable NET SALES PRICE of such PRODUCT in an arm's length transaction.

     e. "SUBLICENSEE" shall mean any third party licensed by Licensee to make, or sell any PRODUCT.

     f. "EFFECTIVE DATE" of this Agreement shall be the date when the last party has signed this Agreement.

3. OPTION PHASE

     a. USC hereby grants Licensee the royalty-free exclusive right to practice the invention in PATENTS to conduct various technical, pre-clinical, marketing, patent, and other studies on PRODUCTS in the FIELD OF USE during an eighteen
(18) month period commencing on the EFFECTIVE DATE. The option period may be extended by Licensee, for an additional twelve (12) month period, if before the end of the original 18 month period at least one of the following conditions occur:

         i. Licensee provides additional research support to USC in the minimum amount of $50,000;

         ii. At least one patent application is filed by USC at the request of Licensee under the terms of Paragraph 7;

         iii. Licensee pays to USC an option extension fee of $15,000.

     c. The consideration for the grant of this option phase shall be research support in the amount of $163,760.00 as evidenced by a "Research Agreement," attached hereto as Appendix B, providing grant funds to USC for the development of PRODUCTS. To the extent that provisions of the Research Agreement conflict with the terms herein, this Agreement shall control.

     d. All terms of this Agreement shall apply during the Option Phase unless specifically stated to the contrary.

4. LICENSE PHASE

     a. In consideration of the license fee and royalties as set forth in this Agreement and effective upon written notification to USC during the option phase that Licensee desires to license the PATENT(S), USC hereby grants to Licensee:

         i.  the  exclusive   worldwide  license  to  practice  the  PATENTS  to
manufacture and sell the PRODUCT(S) in the FIELD OF USE; and

         ii. the right to grant sublicenses to any PATENT licensed exclusively hereunder provided that any SUBLICENSEE agrees to be bound by the terms and conditions of this Agreement applicable to SUBLICENSEES.

     b. If USC is not notified of Licensee's desire to enter the license phase by the end of the option phase or any extensions thereto, this Agreement and the license granted herein shall immediatly terminate. Payments referred to in
Section 3 shall not be refunded upon such termination.

     c. All licenses pursuant to 4.a. and 4.b. to inventions conceived or first actually reduced to practice during the course of research funded by a U.S. federal agency are subject to the rights, conditions and limitations imposed by U.S. law. USC agrees to use reasonable efforts to comply with the requirements of such laws and applicable regulations. The words "exclusive license" as used herein shall mean exclusive except for the royalty free non-exclusive license granted to the U.S. government by USC pursuant to 35 USC Section 202 (c) (4) for any PATENT claiming an invention subject to 35 USC Section 201 and except for the rights of USC and Inventors as set forth in Paragraphs 6 and 7.

     d. In addition to the royalty referred to in Paragraph 5 the Licensee shall pay USC a license fee of twenty-five hundred dollars ($2,500), payable within five (5) days of the exercise of the option granted herein.

     e. To become effective on the date of expiration of the term of this Agreement, USC hereby grants Licensee an exclusive, paidup, worldwide license to use the technology and all know-how in Licensee's possession relating to the manufacture of PRODUCTS in the FIELD OF USE.

5. ROYALTY

     a. On all sales of PRODUCTS anywhere in the world by Licensee, Licensee shall pay USC a royalty of four percent (4%) of the NET SALES PRICE. This earned royalty rate shall apply only to the initial Licensee, PerArdua. On all sales of PRODUCTS anywhere in the world by any assignee, transferee, successor-in-interest, or other party receiving all of Licensee's rights and obligations as permitted under this agreement, such party shall pay USC a royalty of one percent (1%) of the NET SALES PRICE.

     b. If any PRODUCT is manufactured and sold under sublicense from the Licensee (or Licensee's transferee or assignee of this Agreement), the Licensee, (or its transferee or assignee) shall pay USC a royalty equal to Fifty percent (50%) of the Licensee's (or its transferee's or assignee's) earned royalty from the sublicense in lieu of the royalty specified in Paragraph 5a.

     c. The Licensee will pay an annual minimum royalty. The minimum royalty on the PRODUCTS will be Twenty-Five Hundred Dollars ($2,500) commencing on the earlier of the second year of sales or the fourth anniversary date of this agreement, Five Thousand Dollars ($5,000) for the next succeeding year, Ten Thousand Dollars ($10,000) for the following year, and thereafter Twenty-Five Thousand Dollars ($25,000) for each succeeding year up to the date of expiration of the last PATENT. Minimum royalties are to be paid biannually to USC, one half due and payable on January 1 of each year and the second half due and payable on July 1 of each year. Should Licensee fail to make earned royalty payments sufficient to meet said minimum royalty requirements, it may pay the difference between the earned royalty requirement to keep this Agreement in force.

     d. The minimum royalty amounts listed above shall apply only to the initial Licensee, PerArdua. The minimum royalty requirement for the assignee, transferee, successor-in-interest, or other party receiving all of Licensee's rights and obligations as permitted under this Agreement shall be five times the amounts listed in Paragraph 5.c. The payments shall be due on the same dates as required above.

     e. If it become desirable to engineer a PRODUCT into a complex with a drug, toxin or other therapeutic agent, the royalty as defined in Paragraph 5a will be applied, but the net selling price as defined in Paragraphs 5b and 5c will be based on the net sales price of the complex minus the net sales price of the drug, toxin or therapeutic agent when sold alone.

     f. Licensee shall pay such royalties to USC on a calendar quarter basis. With each quarterly payment, Licensee shall deliver to USC a full and accurate accounting to include at least the following information:

         i. Quantity of each PRODUCT sold (by country) by Licensee and its SUBLICENSEES;

         ii. Total receipts for each PRODUCT (by country);

         iii. Quantities of each PRODUCT used by Licensee and its SUBLICENSEES;

         iv. Names and addresses of SUBLICENSEES of Licensee; and

         v. Total royalties payable to USC.

     g. In each year the amount of royalty due shall be calculated quarterly as of March 31, June 30, September 30 and December 31 and shall be paid quarterly within the thirty next(30) days following such date. Every such payment shall be supported by the accounting prescribed in paragraph 5.e. and shall be made in United States currency. Whenever for the purpose of calculating royalties conversion from foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the business day closest to the applicable end of calendar quarter.

     h. The royalty payments due under this Agreeement shall, if overdue, bear interest until payment at a per annum rate equal to one and a half percent (1.5%) above the prime rate in effect at Bank of America, Los Angeles on the due date, not to exceed the maximum permitted by law. The payments of such interest shall not preclude USC from exercising any other rights it may have as a consequence of the lateness of any royalty payment.

6. RIGHTS RETAINED BY UNIVERSITY

     Notwithstanding the exclusive license granted in Paragraph 4a, USC and Inventors will have the absolute, nontransferable right to use the technology covered by the PATENTS and all improvements thereof, in conducting research.

7. PATENT PROSECUTION

     a. USC shall file, prosecute and maintain, during the course of this Agreement, the patent applications and patents listed in Appendix A. Should Licensee require the filing of foreign patents, USC shall take responsibility for filing, prosecuting and maintaining said foreign patents.

     b. Notwithstanding the reimbursement obligation of Licensee in Paragraph 7.c. for expenses incurred by USC prior to the EFFECTIVE DATE, Licensee may defer reimbursement to the following dates: i) when Licensee assigns its rights under Paragraph 16 or ii) when Licensee exercises its option and takes a license under this Agreement. Notwithstanding, all expenses under Paragraph 7.a. incurred by USC before the EFFECTIVE DATE shall be reimbursed by Licensee within 60 days after USC files the first U.S. patent application, other than those on file on the EFFECTIVE DATE, covering the use of PRODUCT. All expenses under Paragraph 7.a. incurred by USC after the EFFECTIVE DATE shall be reimbursed by Licensee within 30 days of request by USC.

     c. Licensee shall reimburse all reasonable legal expenses incurred plus a 15% administrative fee on the expenses and paid by USC in filing, prosecuting and maintaining the U.S. and foreign applications listed (or to be listed pursuant to Paragraph 2a.) in Appendix A, whether such expenses were incurred before or after the date of this Agreement. These legal expenses shall include the attorneys' and agents' fees, foreign filing fees and out-of-pocket costs associated with responding to office actions and any other fees and costs directly related to obtaining and/or maintaining patent protection in the countries listed in Appendix A. Licensee is not obligated to reimburse the legal expenses which were incurred prior to the EFFECTIVE DATE which exceed, in total, twelve thousand nine hundred dollars ($12,900). Licensee shall advance payments of maintenance fees and annuities as part of such legal expenses to be reimbursed by Licensee within 30 days of request by USC, unless Licensee is advised otherwise by timely notice from USC.

     d. If the Licensee elects (i) not to pursue a PATENT or (ii) to terminate the prosecution or maintenance of a PATENT in any country, the Licensee surrenders its right to make, sue or sell PRODUCTS covered by the non-elected PATENT in that particular country and shall grant to USC the exclusive rights previously granted to Licensee, without limitation, for that country. Licensee agrees to execute all necessary documents to carry out this grant of rights to USC. Payments referred to in Paragraphs 7.a. and 7.b. shall not be refunded upon such non-election or termination.

8. IMPROVEMENTS

     Should Inventors or any successor, conceive substantial improvements to the technology, whether patentable or not, during the course of this Agreement which are not covered by a PATENT, USC will inform the Licensee of said substantial improvements and offer the right of first refusal to obtain an option and license for such invention on the same terms as those set forth herein, except that no additional option or license fees are due, which right of refusal, if not accepted within 60 days, will be deemed to be rejected. Thereafter, USC shall be free to offer a corresponding option and license to any other party. If there is any subsequent modification of those terms, USC shall notify Licensee of such modification in writing and again to offer Licensee a right of first refusal. Any resubmission to Licensee based upon a modification of the terms initially offered to Licensee shall be deemed to be rejected if not accepted in writing within twenty (20) days. Nothing in this Agreement shall be construed to give Licensee a royalty-free license to these substantial improvements.

9. PATENT INFRINGEMENT

     a. Defensive  Controversy

     Except for the placing in escrow of a portion of royalties as referred to hereinafter, USC shall have no obligation or liability in the event that legal action is brought against Licensee for patent infringement. License may choose legal counsel and defend the patent infringement lawsuit. During such lawsuit, Licensee may place all of the royalties derived from sales of the PRODUCT in the country where such lawsuit is pending in an interest-bearing escrow account. The escrow account shall be established in a bank mutually acceptable to both parties under escrow instructions insulating the funds from claims of any creditor. Upon termination of the action, one-half (1/2) of any judgment amount, reasonable attorneys' fees and costs, may be paid from this escrow account. Should the settlement of any such patent infringement lawsuit involve payment of royalties by Licensee to a third party for the continued right to manufacture, use, and sell the PRODUCT, then funds in the escrow account and royalties payable to USC may be applied against up to one-half (1/2) of such royalties to a third party. Any funds thereafter remaining in the escrow shall be paid to USC. The above shall constitute USC's sole liability in the event of such action. Royalties paid to third parties as provided for above shall be included when determining whether the minimum royalty provided for in this Agreement has been paid in a given year. During the patent infringement litigation both parties shall keep each other informed in writing of significant developments in the lawsuit.

     b. Offensive Controversy.

     In the event that a third party infringes on a PRODUCT, Licensee shall have the right but not an obligation to bring legal action to enforce any such patent. If Licensee exercises such right, Licensee shall select legal counsel and pay all legal fees and costs of prosecution of such action. In the event that Licensee shall choose not to take such action, USC shall have the right, at its option and at its own expense, to prosecute any action to enjoin such infringement or to prosecute any claim for damages. The party prosecuting any such action shall be entitled to retain any funds received as a result of settlement or judgment of such action. The parties may also agree to jointly pursue infringers. After deduction and payment to the parties of their respective costs and fees incurred in prosecuting any such actions, the net funds obtained as a result of settlement or of judgment of any such jointly prosecuted action shall be divided in the following manner: 25% of all net funds shall be divided equally by the parties and 75% of all the net funds shall be divided between the parties in the proportion to the amount of legal fees and costs incurred by the parties in the prosecution of such actions. If funds are insufficient to pay all costs and fees then all of the funds shall be paid to the parties in such proportion.

     c. During any litigation hereunder both parties shall keep each other timely informed of any significant development in the litigation and provide all reasonably requested non-monetary assistance. During any said controversy, full royalty payment shall continue, except as otherwise provided herein.

10. RECORDS

     Licensee and SUBLICENSEES shall keep complete, true and accurate books of account and records for the purpose of showing the derivation of all amounts payable to USC under this Option and License Agreement. Said books and records shall be kept at Licensee's principal place of business for at least four (4) years following the end of the calendar year to which they pertain and shall be open at all reasonable times for inspection by a representative of USC for the purpose of verifying Licensee's royalties statement or Licensee's compliance in other respects with this Option and License Agreement. All information obtained as a result of such audit shall be maintained in confidence, except during each year, as determined in such audit. Should an audit by USC show an underpayment of royalties by more than 10%, Licensees shall pay for USC's reasonable audit expenses.

11. SERVICES OF INVENTORS

     USC shall make reasonable efforts to make Inventors available during regular business hours to answer questions concerning certain technical aspects of the technology. Should Licensee desire to use the services of Inventors for further testing and/or market studies of the technology, a separate research and development and/or consulting agreement should be negotiated with Inventors and the USC Office of Contracts and Grants.

12. SUBLICENSE PERMISSION

     Licensee may sublicense the PATENT(S) only with prior written permission from USC, which permission will not be unreasonably withheld.


13. PATENT MARKING

     Licensee shall use reasonable efforts to place all appropriate patent marking and indicia on product and marketing literature for the PRODUCTS as needed to protect the patent of USC and right for damages for infringement thereof.

14. PUBLICATIONS

     Nothing in this Agreement shall limit or prevent USC or Investors from publishing any information about the PATENT. Thirty (30) days prior to submission for publication, USC and Inventors will use their reasonable efforts to submit the proposed publication, for review only, to Licensee.

15. PUBLICITY

     Neither party shall use the name, tradename, trademark or other designation of the other party in connection with any products, promotion or advertising without the prior written permission of the other party.


16. ASSIGNMENTS/TRANSFERS

     Licensee may not assign or transfer this Agreement in whole or part to any third party without the prior written permission of USC, which permission shall not be unreasonably withheld. The Licensee may only assign the entire Agreement to successors of the entire business of the PRODUCTS if the successor agrees to be bound by this Agreement and prior written notice is provided to USC. Upon assignment or transfer of this Agreement by Licensee, Licensee agrees to pay USC 4% of the proceeds received by Licensee for such assignment or transfer.

17. TERMINATION

     a. Upon the breach of or default under this Option and License Agreement by either party, the non-breaching party may terminate this Option and License Agreement by forty-five (45) days written notice to the breaching party. Said notice shall be effective at the end of such period unless during said period breaching party shall remedy such defect or default. Licensee may also terminate this Agreement at any time, for any reason, by providing USC a thirty (30) days written notice. No option fees, license fees, or royalties shall be returnable. Upon termination of the Agreement all rights granted to or provided by each party to the other shall automatically and irrevocably revert to the granting party.

     b. Surviving any termination are:

            i.   Licensee's obligation to pay royalties accrued or accruable.

            ii. Licensee's obligation of Paragraph 10 to keep and follow a final audit.

            iii. Any cause of  action or claim of Licensee or USC, accrued or to accrue, because of any breach or default by the other party.

            iv.  The provisions of Paragraphs 23, 24 and 25.

18. NOTICES, REPORTS AND PAYMENTS

     Any notice, report or payment permitted or required under this Agreement shall be in writing, and shall be sent or delivered to the receiving party at the address as such party may from time to time designate.

USC:          Officer of Patent and Copyright Administration
              University of Southern California
              3716 South Hope Street, Suite 313
              Los Angeles, California 90007-4344 (U.S.A.)

              Attn: Director


LICENSEE      PerArdua, Inc.
              One Embarcardero Center, Suite 1200
              San Francisco, California 94111

              Attn: Chief Executive Officer


19. PARAGRAPH HEADINGS

     Paragraph headings are for the convenience of this Agreement only and shall not add to or detract from any of the terms or provisions.


20. SEVERABILITY

     If any provision of this Agreement is held invalid under any law applicable to the parties, SUBLICENSEES and assignees, that provision shall be considered severable and its invalidity shall not affect the remainder of this Agreement, which shall continue in full force and effect.


21. CONTROLLING LAW, JURISDICTION AND VENUE

     This Agreement shall be deemed to be executed and to be performed in the State of California, and shall be construed in accordance with the laws of the State of California as to all matters, including but not limited to matters of validity, construction, effect and performance.


22. TERM OF THE AGREEMENT

     Except as otherwise terminated pursuant to the other provisions of this OPTION AND LICENSE AGREEMENT, this Agreement shall terminate upon expiration of the last to expire of the patents or fifteen (15) years from the Effective Date of this Agreement, whichever is longer.

23. NEGATION OF WARRANTIES

     a. Nothing in this Agreement shall be construed as:

           i. a warranty or representation by USC as to the validity or scope of the PATENT and/or PATENT Application; or

           ii. a warranty or representation that any PRODUCTS made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

           iii. an obligation to bring or prosecute actions or suits against third parties for infringement; or

           iv. conferring the rights to use in advertising, publicity or otherwise any trademark, trade name, or names or any contraction, abbreviation, simulation or adoption thereof, of USC or Licensee; or

           v.   any obligation to furnish any know-how not provided.


     b. USC MAKES NO EXPRESS OR IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, nor does USC represent that the rights granted hereunder will result in PRODUCTS that are commercially successful.


     c. Licensee further agrees that it will not rely upon technical information provided by USC and Inventors in developing and manufacturing any PRODUCTS hereunder, but will independently test, analyze and evaluate all PRODUCTS prior to manufacture and distribution of such PRODUCTS.

24. INDEMNITY

     a. Licensee shall defend, indemnify and hold harmless USC and its trustees, officers, medical and professional staff, employees and agents and their respective successors, heirs and assigns (the "Indemnitees"), against all liability, demand, damage, loss, or expense incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including but not limited to, actions in the form of tort, warrantee, or strict liability) for death, personal injury, illness, or property damage arising from Licensee's use, sale, or other dispostion of the PRODUCTS(S).

     B. Licensee agrees, at its own expense, to provide attorneys reasonably acceptable to USC to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.


25. INSURANCE

     a. Upon the execution of this Agreement Licensee shall at its sole cost and expense, procure and maintain in effect a comprehensive general liability policy of insurance in single limit coverage of not less than One Million Dollars ($1,000,000) per incident and One Million Dollars ($1,000,000) annual aggregate for death, bodily injury or illness and Two Hundred thousand Dollars ($200,000) annual aggregate in property damage. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Licensee's indemnification. If Licensee elects to self-insure all or part of the limits described above (including deductibles or retention which are in excess of $50,000 annual aggregate) such self-insurance program must be acceptable to USC. Each such policy of insurance shall name USC as an additional insured and shall provide for not less than thirty (30) days prior written notice before any cancellation or material change in coverage shall be effective. A Certificate evidencing the comprehensive general liability policy herein defined shall be delivered to USC within ten
(10) days of the EFFECTIVE DATE of this Agreement. Licensee shall maintain such comprehensive general liability insurance until such time as the policy in Paragraph 25.5 is procured, or until fifteen years after the term of this Agreement.


     b. During such time and in each country where PRODUCT, or any modification thereof, is administered to humans, manufactured or distributed for any such purpose (including for the purpose of obtaining regulatory approvals) by Licensee or any SUBLICENSEE, Licensee shall at its sole cost and expense, procure and maintain in effect a comprehensive general liability policy of insurance in single limit coverage of not less than Ten Million Dollars
($10,000,000) per incident and Ten Million Dollars ($10,000,000) annual aggregate for death, bodily injury, illness or property damage. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Licensee's indemnification. If Licensee elects to self-insure all or part of the limits described above (including deductibles or retention which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to USC. Each such policy of insurance shall name USC as an additional insured and shall provide for not less than thirty (30) days prior written notice before any cancellation or material change in coverage shall be effective. A Certificate evidencing the comprehensive general liability policy herein defined shall be delivered to USC prior to any manufacture, sale, distribution or administration to humans. Licensee shall maintain such comprehensive general liability insurance during the period that the PRODUCT or any modification thereof is being manufactured, sold, distributed or administered to humans by the Licensee or its SUBLICENSEES and a reasonable period thereafter which in no event shall be less than fifteen (15) years.

     c. Alternatively, Licensee and USC may obtain an independent opinion from legal counsel mutually agreeable to the parties in each country in which Licensee intends to manufacture and/or distribute PRODUCTS, such opinion to assist in determining the amount of general and products liability insurance required to be carried by Licensee in such country. Where independent legal counsel determines that little or no liability risk to USC exists under the present and reasonably anticipated future legal trends in that country, Licensee will be required to maintain liability insurance on USC's behalf which is determined by USC to be reasonably adequate to pay litigation defense costs. Where independent legal counsel determines that the risk of liability on the part of USC is more than minimal in that country, USC and Licensee will evaluate such risk and negotiate in good faith to determine the amounts of liability insurance necessary to reasonably insure USC's interests. If USC and Licensee cannot agree on the amounts and types of insurance reasonably necessary to protect USC's interest in a particular country, Licensee will not manufacture or market the PRODUCTS in that country.

     d. In the event that Licensee does not maintain such insurance, but is self-insured, or carries a substantial self-retention, USC may grant permission for such sublicense only if, in the sole discretion of USC, the net worth, assets and earnings of such prospective SUBLICENSEE are deemed sufficient to protect USC's economic interests in the event of claims, liability, demands, damages, expenses and losses from, death, personal injury, illness, or property damage.

     e. The minimum amounts of insurance coverage required under this Paragraph (subparts 25.1., 25.b. and 25.c.) shall not be construed to create a limit of Licensee's liability with respect to its indemnification in Paragraph 24 of this Agreement.

     f. BY SUBLICENSEES

     As a condition precedent to a grant of permission by USC for Licensee to sublicense the PATENT rights herein, the prospective SUBLICENSEE shall agree to indemnify Licensee and USC to the same extent and degree as Licensee has agreed to indemnify USC herein. Such SUBLICENSEE shall also provide insurance identical in coverage and amount to that required of Licensee in subparagraph a, above, naming both Licensee and USC as additional insured. A Certificate evidencing the comprehensive general liability policy shall be delivered to USC prior to USC's giving permission for such sublicensing agreement and a Certificate evidencing the product liability coverage shall be delivered prior to first manufacture of any PRODUCTS by the SUBLICENSEE. In the event a prospective SUBLICENSEE does not maintain such insurance, but is self-insured, or carries a substantial self-retention, USC may grant permission for such sublicense only if, in the sole discretion of USC, the net worth, assets and earnings of such prospective SUBLICENSEE are deemed sufficient to protect USC's economic interests in the event of claims, liability, demands, damages, expenses and losses from death, personal injury, illness, or property damage.

26. ATTORNEYS' FEES

     In any action on or concerning this Agreement, the prevailing party shall be awarded its reasonable attorneys' fees, costs and necessary disbursements, to be paid by the nonprevailing party.

27. PRODUCT DEVELOPMENT

     If Licensee exercises its option, Licensee shall use its reasonable efforts to test, develop the PRODUCT for commercial purposes throughout the world. On or before January 1 of each year during the term of this Agreement, commencing January 1, 1994, Licensee shall submit to USC a report detailing its research, regulatory approval, marketing and product development objectives the coming year as well as the research, regulatory approval, marketing and development activities which Licensee undertook during the preceding year. The reports shall identify specific future milestones (regulatory approval and product development) and information demonstrating that the Licensee is providing sufficient financial and manpower resources to evidence its use of reasonable efforts. Within six (6) months after the signing of this Agreement and each two years thereafter, provided that Licensee has executed its option, a representative of the Office of Patent and Copyright Administration of USC, at Licensee's expense (including transportation, and, if appropriate, lodging and meals), shall visit the manufacturing and marketing facilities of Licensee and be presented with an in-depth updating of the manufacturing capability and marketing network of Licensee. No visit shall take place unless Licensee has exercised its option.

28. INDEPENDENT CONTRACTOR

     In rendering performances under this Agreement, Licensee will function solely as an independent contractor and not as agent, partner, employee or joint venturer with USC.

29. ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. No amendment of this Agreement shall be binding on the parties unless mutually agreed to and executed in writing by each of the parties.


UNIVERSITY OF SOUTHERN                      PERARDUA INVESTORS, L.P.
CALIFORNIA

/s/ Dennis F. Dougherty                     /s/ Norman H. Scheint
-------------------------------------       -----------------------------------
(Signature)                                 (Signature)

Dennis F. Dougherty                         Norman H. Scheint
-------------------------------------       -----------------------------------
(Print or Type Name)                        (Print or Type Name)


Senior Vice President,                      President, PerArdua, Inc.
Administration                              General Partner
-------------------------------------       -----------------------------------
(Official Title)                            (Official Title)


3-28-94                                     3-9-94
-------------------------------------       -----------------------------------
(Date)                                      (Date)



ACKNOWLEDGED


/s/ Charles E. McKenna
-------------------------------------
Charles E. McKenna
Department of Chemistry
Principal Investigator


3/28/94
-------------------------------------
(Date)

                                   APPENDIX A



                  Filing                 Issue
USC #  Serial #   Date       Patent #    Date     Country         TITLE
--------------------------------------------------------------------------------
2227   369,468    6/21/89   5,072,032   12/10/91   U.S.A.   Preparation and Use
                                                            of Thiophosphonates
                                                            and Thioanalogues of
                                                            Phosphonoformic Acid


2227A  768,155    9/30/91   5,183,812     2/2/93   U.S.A.   Preparation and Use
                                                            of Thiophosphonates
                                                            and Thioanalogues of
                                                            Phosphonoformic Acid

                               DRAFT APRIL 1, 1996


                                   AMENDMENT

THIS  AMENDMENT is between the  UNIVERSITY OF SOUTHERN  CALIFORNIA  (hereinafter
USC), a California nonprofit corporation with its principal place of business at University Park, Los Angeles, California 90089, and PerArdua Investors, L.P., a California limited partnership, with its principal place of business at One Embarcadero Center, Suite 1200, San Francisco, California 94111, (hereinafter Licensee).

WHEREAS USC and Licensee are parties to an Option and License Agreement (hereinafter "AGREEMENT") for certain USC inventions;

WHEREAS the initial eighteen month option period as set forth in paragraph 3.a has been extended twelve months upon the occurance of one or more of the conditions specified in paragraph 3.a.i, 3.a.ii or 3.a.iii of the AGREEMENT;

WHEREAS Licensee desires to obtain an additional extension to the options period in the AGREEMENT in consideration of the payment of additional funds in connection with an extension of an existing research grant.

NOW, THEREFORE, in consideration of the covenants herein contained, the parties agree as follows:

     Provided the Licensee pays to USC $32,813 (under a separate written agreement for the extension of existing research grant(s) executed by each party) on or before October 1, 1996, the Option period in Paragraph 3.a. of the AGREEMENT shall be extended to and including October 1, 1997.

     The conditions specified in paragraphs 3.a.i, 3.a.ii and 3.a.iii of the Agreement applied only to the initial eighteen month option period specified in paragraph 3.a of the AGREEMENT and the occurance of any of these milestones shall have no effect on the duration of the option period as amended herein.




UNIVERSITY OF SOUTHERN                      PERARDUA INVESTORS, L.P.
CALIFORNIA

/s/ Dennis F. Dougherty                     /s/ Craig H. Scheint
-------------------------------------       -----------------------------------
(Signature)                                 (Signature)

Dennis F. Dougherty                         Craig H. Scheint
-------------------------------------       -----------------------------------
(Print or Type Name)                        (Print or Type Name)


                                            President & CEO, PerArdua, Inc.
Sr. V.P., Administration                    its General Partner
-------------------------------------       -----------------------------------
(Official Title)                            (Official Title)


4-2-96                                      4-15-96
-------------------------------------       -----------------------------------
(Date)                                      (Date)